Exhibit 99.1

Virtusa Announces Fourth Quarter and Full Year Fiscal 2014 Consolidated Financial Results

•                  Fourth quarter fiscal 2014 revenue of $111.1 million increased 10% sequentially and 24% year-over-year. Fourth quarter fiscal 2014 diluted EPS was $0.35.

•                  Full year fiscal 2014 revenue of $396.9 million increased 19% year-over-year.

•                  Income from operations for the full year fiscal 2014 increased 29% to $42.4 million.

•                  Full year fiscal 2014 diluted EPS was $1.27, compared to diluted EPS of $1.11 for the full year fiscal 2013.

Westborough, MA — (May 12, 2014) Virtusa Corporation (NASDAQ GS: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the fourth quarter and full fiscal year 2014, ended March 31, 2014.

Fourth Quarter Fiscal 2014 Consolidated Financial Results

Revenue for the fourth quarter of fiscal 2014 was $111.1 million, an increase of 10% sequentially and 24% year-over-year in reported currency.  On a constant currency basis,(1) fourth quarter revenue increased 9% sequentially and 22% year-over-year.

Virtusa reported income from operations of $12.5 million for the fourth quarter of fiscal 2014, an increase compared to $11.2 million for the third quarter of fiscal 2014, and an increase compared to $9.4 million for the fourth quarter of fiscal 2013.

Net income for the fourth quarter of fiscal 2014 was $10.0 million, or $0.35 per diluted share, compared to $9.3 million, or $0.35 per diluted share, for the third quarter of fiscal 2014, and compared to $9.1 million, or $0.35 per diluted share, for the fourth quarter of fiscal 2013.

Fiscal Year 2014 Consolidated Financial Results

For the fiscal year ended March 31, 2014, revenue increased 19% in both reported and constant currency, to a record $396.9 million, compared to $333.2 million for the fiscal year ended March 31, 2013.

Virtusa reported income from operations of $42.4 million for fiscal year 2014, an increase of 29% compared to $32.9 million for fiscal year 2013.

Net income for fiscal year 2014 was $34.4 million, or $1.27 per diluted share, an increase compared to $28.4 million, or $1.11 per diluted share, for fiscal year 2013.

The Company ended fiscal year 2014 with $200.7 million of cash, cash equivalents, and short-term and long-term investments.(2)  Cash generated from operations was $9.4 million for the fourth quarter and $48.9 million for the fiscal year 2014.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased with our fourth quarter and full fiscal year results, which reinforce that our strategic initiatives designed to differentiate our value proposition, grow our existing client base, expand geographically and enhance our service delivery are paying off.  By being able to address the duality our clients are facing by helping them innovate new solutions and transform their operating costs, the market opportunity for Virtusa continues to grow.  As we look to fiscal year 2015, our objectives are very much aligned with the success we have been having and we are optimistic about our growth trajectory.”

Ranjan Kalia, Chief Financial Officer, said, “During the quarter, our revenue grew faster than the industry, as we had meaningful increases across our Top 10 and non-Top 10 client portfolios.  We are also pleased with the progress we are making to extend our presence internationally.  There has been a mix shift towards international revenue, and we believe this diversification will continue to be a growth driver.” Mr. Kalia added, “Consistent with prior fiscal years, we expect operating margin expansion in fiscal year 2015 as we drive significant top line growth.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  First quarter fiscal year 2015 revenue is expected to be in the range of $111.0 to $113.0 million, with diluted EPS of $0.29 to $0.33.

•                  Fiscal year 2015 revenue is expected to be in the range of $468.0 to $486.0 million, with diluted EPS of $1.44 to $1.60.

The Company’s first quarter and fiscal year 2015 diluted EPS estimates both assume an average share count of approximately 29.4 million, (assuming no further exercises of stock-based awards) and assume a stock price of $33.38, which was derived from the average closing price of the Company’s stock over the five trading days ended on May 9, 2014.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, May 12, 2014 at 5:00 pm Eastern time to discuss the Company’s fourth fiscal quarter and full fiscal year 2014 financial results, current financial guidance, and other corporate developments.  To access this call, please dial 888-293-6960 (domestic) or 719-325-2352 (international).  The passcode is 3008306. A replay of this conference call will be available through May 19, 2014 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 3008306.  A live webcast of this conference call will be available on the “Investors”

page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2014 Virtusa Corporation.  All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) below for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) below for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s fourth quarter of fiscal 2014, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2013 of 1.54 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended March 31, 2014 of 1.66 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s fourth quarter of fiscal 2014, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2013 of 1.62 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended March 31, 2014 of 1.66 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses, including our most recent acquisitions of OSB Consulting LLC and TradeTech Consulting Scandanavia AB and its subsidiaries; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2014	March 31, 2013

Assets:
Cash and cash equivalents	$82,761	$57,199
Short-term investments	55,888	29,452
Accounts receivable, net	64,662	68,612
Unbilled accounts receivable	26,548	15,702
Prepaid expenses	9,036	7,562
Deferred income taxes	6,610	7,674
Restricted cash	2,662	350
Other current assets	11,922	8,333
Total current assets	260,089	194,884

Property and equipment, net	35,346	36,775
Long-term investments	62,015	8,319
Deferred income taxes	4,651	9,275
Goodwill	53,448	35,472
Intangible assets, net	28,661	15,692
Other long-term assets	5,215	3,502
Total assets	$449,425	$303,919

Liabilities:
Accounts payable	$11,002	$9,231
Accrued employee compensation and benefits	27,175	17,683
Accrued expenses and other current liabilities	27,299	17,811
Income taxes payable	1,294	4,509
Total current liabilities	66,770	49,234
Long-term liabilities	8,585	2,478
Total liabilities	75,355	51,712

Stockholders’ equity	374,070	252,207
Total liabilities and stockholders’ equity	$449,425	$303,919

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2014	2013	2014	2013

Revenue	$111,100	$89,949	$396,933	$333,175
Costs of revenue	68,407	57,672	250,533	215,866
Gross profit	42,693	32,277	146,400	117,309
Total operating expenses	30,182	22,858	103,988	84,450

Income from operations	12,511	9,419	42,412	32,859

Other income (expense):
Interest income	1,104	743	3,726	2,977
Foreign currency transaction gains (losses)	38	176	(396)	(68)
Other, net	(26)	26	182	91
Total other income (expense)	1,116	945	3,512	3,000

Income before income tax expense	13,627	10,364	45,924	35,859
Income tax expense	3,580	1,272	11,549	7,461

Net income	$10,047	$9,092	$34,375	$28,398

Net income per share of common stock:
Basic	$0.36	$0.36	$1.32	$1.14
Diluted	$0.35	$0.35	$1.27	$1.11
Weighted average number of common shares outstanding
Basic	27,967,187	25,086,734	26,116,516	24,937,162
Diluted	28,890,846	25,936,859	26,973,001	25,638,839

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Year Ended
	March 31,
	2014	2013
Cash flows provided by operating activities:
Net income	$34,375	$28,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,502	9,040
Share-based compensation expense	8,166	5,876
Provision for doubtful accounts,net	750	193
Loss (gain) on disposal of property and equipment	53	(100)
Deferred income taxes, net	1,618	(1,836)
Foreign currency loss, net	396	68
Excess tax benefits from stock option exercises	(3,198)	(759)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(3,429)	(19,462)
Prepaid expenses and other current assets	(4,905)	(3,501)
Other long-term assets	(1,598)	471
Accounts payable	(228)	1,604
Accrued employee compensation and benefits	4,452	(1,440)
Accrued expenses and other current liabilities	(2,717)	3,883
Income taxes payable	3,886	550
Other long-term liabilities	(204)	(232)
Net cash provided by operating activities	48,919	22,753
Cash flows used for investing activities:
Proceeds from sale of property and equipment	80	117
Purchase of short-term investments	(23,313)	(13,676)
Proceeds from sale or maturity of short-term investments	10,802	12,717
Purchase of long-term investments	(70,151)	(11,303)
Proceeds from sale or maturity of long-term investments	800	1,258
Business acquisition, net of cash acquired	(21,460)	(2,775)
(Increase) decrease in restricted cash	(2,320)	2,544
Purchase of property and equipment	(7,482)	(12,587)
Net cash used for investing activities	(113,044)	(23,705)
Cash flows provided by financing activities:
Proceeds from exercise of common stock options	2,575	2,169
Proceeds from issuance of common stock	86,227	—
Purchase of common stock	—	(1,408)
Borrowings on revolving credit facility	20,000	—
Repayment of revolving credit facility	(20,000)	—
Payment of debt issuance cost	(242)	—
Principal payments on capital lease obligation	(18)	(1,026)
Excess tax benefits from stock option exercises	3,198	759
Net cash provided by financing activities	91,740	494
Effect of exchange rate changes on cash and cash equivalents	(2,053)	(448)
Net increase (decrease) in cash and cash equivalents	25,562	(906)
Cash and cash equivalents, beginning of period	57,199	58,105
Cash and cash equivalents, end of period	$82,761	$57,199

Supplemental Non-GAAP Financial Information as of March 31, 2014 and 2013

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$82,761	$57,199

Short-term investments	55,888	29,452
Long-term investments	62,015	8,319
Total short-term and long-term investments, end of period	117,903	37,771

Total cash and cash equivalents, short-term investments and long-term investments	$200,664	$94,970

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